UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ		07981
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 20, 2012, Suburban Propane Partners, L.P. (“Suburban”) issued a press release announcing the closing of an underwritten public equity offering (the “Offering”) and the repayment in full of $225 million drawn on its senior secured 364-day incremental term loan facility (the “364-Day Facility”) on August 14, 2012. This press release also announced the underwriters’ exercise of their over-allotment option in connection with the Offering. In addition, the press release also reported that the board of directors of Inergy, L.P.’s (“NRGY”) general partner had declared record and distribution dates for the previously announced spin-off to NRGY’s unitholders of 99% of the Suburban common units that NRGY had received on August 1, 2012 in connection with Suburban’s acquisition of NRGY’s retail propane operations. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

On May 3, 2012, Suburban filed a Current Report on Form 8-K that included in Exhibit 99.3 unaudited pro forma condensed combined financial information as of and for the six months ended March 24, 2012 and for the year ended September 24, 2011. This unaudited pro forma condensed combined financial information was prepared to give effect to the acquisition of NRGY’s retail propane business (the “Inergy Propane Acquisition”). Such unaudited pro forma condensed combined financial information was updated in Exhibit 99.2 to our Current Report on Form 8-K filed on June 15, 2012.

On July 6, 2012, Suburban announced that it further increased the interest rates on the notes being offered to NRGY noteholders in the exchange offers for their NRGY notes and further increased the cash consent payment being offered to the NRGY noteholders in connection with the related consent solicitations. Such unaudited pro forma condensed combined financial information was updated in Exhibit 99.2 to our Current Report on Form 8-K filed on July 6, 2012.

On July 19, 2012, Suburban announced that it entered into a third amendment (the “Amendment No. 3”) to the Contribution Agreement, dated as of April 25, 2012, as amended on June 15, 2012 and July 6, 2012, with NRGY, Inergy GP, LLC, a Delaware limited liability company, and Inergy Sales & Service, Inc., a Delaware corporation. Amendment No. 3 provided that up to approximately $87.1 million (subject to adjustment in connection with the completion of Suburban’s exchange offers for certain of NRGY’s outstanding senior unsecured notes) of the cash consideration to be delivered by Suburban to NRGY pursuant to the Contribution Agreement shall be effected and satisfied by Suburban delivering, or causing to be delivered, to Inergy up to 2,048,282 additional Suburban common units (the “Additional Equity Consideration”). Updated unaudited pro forma condensed combined financial information reflecting the terms of Amendment No. 3, specifically the issuance of the Additional Equity Consideration and the decrease in cash consideration paid, was filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 19, 2012. In addition, such unaudited pro forma condensed combined financial information assumed a draw of $150.0 million on the 364-Day Facility on the closing date of the acquisition.

On July 30, 2012 Suburban filed a Current Report on Form 8-K that included in Exhibit 99.1 updated unaudited pro forma condensed combined financial information to take account for an increase in the amount of cash consideration to be paid to tendering NRGY noteholders and a decrease in the value of Additional Equity Consideration to be issued on the closing date of the acquisition.

On August 1, 2012, Suburban consummated the Inergy Propane Acquisition and drew $225 million on its 364-Day Facility. In addition, on August 2, 2012, Suburban filed a Current Report on Form 8-K that included in Exhibit 99.1 its Fiscal 2012 Third Quarter Financial Results. Suburban filed as Exhibit 99.1 to its Current Report on Form 8-K on August 6, 2012 updated unaudited pro forma condensed combined financial information as of and for the nine months ended June 23, 2012 and for the year ended September 24, 2011 reflecting (i) the consummation of the Inergy Propane Acquisition and (ii) a draw of $225.0 million on the 364-Day Facility on the closing date of the Inergy Propane Acquisition.

On August 14, 2012, Suburban consummated the Offering of 6,300,000 common units representing limited partner interests in Suburban. Suburban received approximately $226.5 million of net proceeds from the Offering (after considering underwriter commissions and other estimated offering expenses). Suburban used the net proceeds from the Offering to repay in full the $225 million drawn on the 364-Day Facility. On August 15, 2012, Suburban received notice from the underwriters that they were exercising their over-allotment option to purchase an additional 945,000 common units in connection with the Offering. Suburban will receive approximately $34.1 million of net proceeds from the underwriters’ exercise of the over-allotment option (after considering underwriter commissions and other estimated offering expenses). Suburban expects the delivery of the additional common units to occur on August 20, 2012, subject to customary closing conditions. Attached as Exhibit 99.2 hereto is updated unaudited pro forma condensed combined financial information as of and for the nine months ended June 23, 2012 and for the year ended September 24, 2011 reflecting (i) the consummation of the Offering, (ii) the repayment in full of the $225 million drawn on the 364-Day Facility and (iii) the closing of the over-allotment option in connection with the Offering. This updated pro forma financial information replaces the previously provided pro forma financial information in its entirety. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or financial position would have been if the Inergy Propane Acquisition had occurred on the dates indicated, nor are they necessarily indicative of our future operating results or financial position.

(d)	Exhibits:

99.1	Press Release issued by Suburban Propane Partners, L.P. related to the Closing of the Offering, Exercise of Over-Allotment Option, Repayment of the 364-Day Facility and Distribution of Spin-Off Units

99.2	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

Date: August 20, 2012	By:	/s/ Michael A. Stivala
	Name:	Michael A. Stivala
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release issued by Suburban Propane Partners, L.P. related to the Closing of the Offering, Exercise of Over-Allotment Option, Repayment of the 364-Day Facility and Distribution of Spin-Off Units

99.2	Unaudited Pro Forma Condensed Combined Financial Information